                                                                   EXHIBIT 10.16

                             SEPARATION AGREEMENT

     THIS SEPARATION AGREEMENT ("Separation Agreement"), is made and entered into as of March 23, 2000, by and between R. Kenneth Merkey, an individual residing in the State of Connecticut ("Merkey"), and AVANA DEVELOPMENT GROUP, INC., a Georgia corporation (the "Company").

                                  WITNESSETH:

     WHEREAS, Merkey and the Company are each parties to that certain Employment Agreement dated as of January 15, 2000 (the "Employment Agreement") pursuant to which Merkey is serving as Senior Vice President - Business Development of the Company;

     WHEREAS, Merkey and the Company agree that Merkey's service as Senior Vice President - Business Development of the Company should be ended; and

     WHEREAS, Merkey and the Company desire to resolve fully and finally all issues between them that arise or may arise out of the cessation of Merkey's service with the Company.

     NOW THEREFORE, in consideration of the premises and mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

                                  AGREEMENT:

1.   Resignation.  Merkey and the Company agree that effective as of 5:00 p.m.
     -----------
Eastern Time on March 23, 2000 (the "Termination Date"), Merkey shall, and hereby does, voluntarily and permanently resign his positions as Senior Vice President - Business Development of the Company. Concurrently herewith, Merkey is executing and delivering to the Company a letter of resignation in the form attached as Exhibit 1 hereto (the "Resignation Letter"). Each of the Company's
            ---------
obligations under this Separation Agreement is subject to the execution and delivery to the Company by Merkey of this Separation Agreement and the Resignation Letter. This Separation Agreement shall be effective upon such execution and delivery by Merkey and execution of this Separation Agreement by the Company.

2.   Payments and Benefits.
     ---------------------

     (a) Payroll Continuation. Notwithstanding the Termination Date, the Company shall continue Merkey on the payroll as a regular, full time employee through March 31, 2000.

     (b) \Severance Fee. The Company shall pay to Merkey a cash severance payment equal to $40,000.00, payable in three (3) monthly installments of $13,333.33, commencing April

30, 2000 and continuing on the last day of each of May and June, 2000. Merkey shall be responsible for the payment of all federal, state and local payroll or other employment taxes with respect to such severance payments.

     (c) Company Property; Credit Cards; Temporary Living Reimbursement. Promptly following the Termination Date, Merkey will (i) return all Company credit cards previously provided to Merkey; and (ii) return all personal property owned by the Company that is in Merkey possession and control. Merkey acknowledges and agrees that any personal charges made on credit cards of the Company, if any, will be reimbursed to the Company by deducting such amounts due and owing from any severance payments to be made pursuant to Section 2(a). With respect to any business expenses or temporary living expenses incurred by Merkey prior to March 24, 2000, the Company agrees to reimburse Merkey for such expenses upon submission by Merkey to the Company of appropriate documentation with respect thereto.

     (d) Stock Options. Pursuant to the terms of the Employment Agreement, Merkey was awarded certain options to purchase 100,000 shares of the common stock, no par value (the "Common Stock") of Grace Development, Inc., a Colorado corporation and parent company to the Company, at an exercise price of $1.00 per share (the "Options"). The Company acknowledges and agrees that as of the Termination Date, such Options are vested and may be exercised by Merkey at any time for a period of five (5) years following the Termination Date.

     (e) No Other Payments or Benefits. Merkey acknowledges and agrees that, other than the payments described specifically in this Separation Agreement, Merkey shall not be entitled to receive on or after the Termination Date any other benefits, payments, bonuses, severance, termination benefits or compensation of any kind or for any reason, specifically including but not limited to any earned or unearned wages, bonuses, payments, benefits, commission payments, stock options (whether vested or unvested), stock or any other benefit, payment or compensation of any kind or from any source; provided,
                                                                 --------
however, that if, as and to the extent that Merkey and the contract for the
-------
provision of consulting services to the Company by Merkey, Merkey and the Company will agree with respect to appropriate compensation therefor (the "Future Consulting Fees").

3.   No Derogatory Statements.
     ------------------------

     (a) Merkey further agrees that, as part of the consideration for this Separation Agreement, he will not, directly or indirectly, in any capacity or manner, take any action or cause any action to be taken which would be detrimental to the interests of the Company, its subsidiaries or affiliates and their respective officers, directors, agents and employees, including, without limitation, making, causing, encouraging or assisting to be made any statements, comments or remarks, whether oral, verbal, in writing or electronically transmitted, which might reasonably be considered to be derogatory, defamatory or critical of, or negative towards, or to malign, harm, defame, disparage or damage the reputation and good name of, the Company, its subsidiaries or affiliates, or their respective officers, directors, agents and employees.


                                                          /s/ K. M.
                                                          ----------------------
                                                          Initials

     (b) The Company further agrees that, as part of the consideration for this Separation Agreement, it will not, directly or indirectly, in any capacity or manner, make, cause, encourage or assist to be made any statements, comments or remarks, whether oral, verbal, in writing or electronically transmitted, which might reasonably be considered to be derogatory, defamatory or critical of, or negative towards, or to malign, harm, defame, disparage or damage the reputation and good name of, Merkey.

4.   Compliance with Securities Laws. Merkey covenants and agrees to continue to
     -------------------------------
comply with the provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, applicable state "blue sky" laws and all rules and regulations promulgated thereunder (collectively, the "Securities Laws") as such laws, rules and regulations apply to him. Merkey acknowledges that, as of the date hereof, he is in possession of material, nonpublic information regarding the Company, and agrees that he will refrain from the purchase and sale of any of the Company's securities and from disclosing such information to any other person, unless and until the Company, or its counsel, shall advise him that such restriction no longer applies. Merkey also acknowledges that he has received copies of the Company's proposed policy with respect to compliance with the Securities Laws and related rules and regulations, and agrees to abide by such policy and the rules and regulations referenced therein.

5.   Nondisclosure.  Merkey represents, covenants and agrees that he will keep
     -------------
the terms and facts of this Separation Agreement, and negotiations and discussions related hereto, completely and strictly confidential, and that he will not, directly or indirectly, in any capacity or manner, discuss with, or disclose to, anyone, including, without limitation, reporters and analysts, any information concerning this Separation Agreement, the matters contemplated herein or matters related to Merkey's service with or departure or resignation from the Company, or any negotiations and discussions related hereto or thereto; provided, however, that Merkey may disclose information regarding this Separation Agreement in confidence to his spouse, accountant, tax advisor and legal counsel, after obtaining the agreement of any such person to also maintain the confidentiality of such information in accordance herewith, and provided further that if Merkey is compelled as a matter of law to disclose such information, Merkey will promptly notify the Company in order to permit the Company to seek a protective order or take other appropriate action with respect to such disclosure, and Merkey will cooperate in the Company's efforts to obtain such protective order or other reasonable assurance that confidential treatment will be accorded such information, and if such protective order is not obtained, Merkey may disclose to the party or authority compelling such disclosure such part of such information as is required by law to be disclosed. Merkey will immediately refer to Mr. James Blanchard and/or the Company's investor relations department (without further comments or response) all contacts, questions and requests for information, from analysts, reporters or otherwise, regarding the Company or Merkey's resignation, employment with or departure from the Company. Notwithstanding the foregoing, Merkey and the Company agree that a mutually agreeable press release announcing Merkey's resignation as Chief Executive Officer and a member of the Board of Directors of the Company shall be issued by the Company as soon as practicable after the execution and delivery of this Separation Agreement.

                                                               /s/ K. M.
                                                               -----------------
                                                               Initials

6.   Releases.
     --------

     (a) General Release of Claims. As a material inducement to the Company to enter into this Separation Agreement, and in partial exchange for the consideration recited herein, Merkey hereby irrevocably and unconditionally releases, acquits and forever discharges the Company and each of the Company's owners, stockholders, predecessors, successors, assigns, agents, directors, officers, employees, representatives, attorneys, divisions, direct or indirect parent companies, subsidiaries, affiliates (and agents, directors, officers, employees, representatives and attorneys of such divisions, subsidiaries and affiliates), and all persons acting by, through, under or in concert with any of them (collectively, "Releasees"), or any of them, from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorney's fees and costs actually incurred), of any nature whatsoever, including, without limitation, any services provided at any time by Merkey to the Company or any Releasees, whether directly or indirectly or pertaining to Merkey's service with or resignation or separation from the Company, whether known or unknown, which Merkey now has, owns or holds, or claims to have, own or hold, or which Merkey at any time hereafter may have, own or hold, or claim to have, own or hold, against each or any of the Releasees (collectively, "Claims"), except for the duties and obligations expressly assumed by the Company in this Separation Agreement. Merkey acknowledges and agrees that he is releasing and giving up any right which he may have under any contract entered with the Company, and under any federal or state law or political subdivision thereof, including the Age Discrimination in Employment Act, which prohibits age discrimination in employment; Title VII of the Civil Rights Act of 1964, which prohibits discrimination in employment based on race, color, national origin, religion or sex; the Equal Pay Act, which prohibits paying men and women unequal pay for equal work; or any other federal, state or local laws or regulations prohibiting employment discrimination. Merkey also acknowledges and agrees that he is releasing and giving up any claims he has or may have had for wrongful discharge. Notwithstanding anything herein to the contrary, nothing herein shall in any way affect Merkey's right to receive Future Consulting Fees.


     (b) No Breach. Merkey agrees that the Company has not breached any oral or written employment or other agreement, contract or understanding, including, without limitation, the Employment Agreement, which exists or may have existed between Merkey and the Company with respect to any aspect of Merkey's service with, or separation or resignation of employment from, the Company or with respect to any other matter whatsoever as of the time of execution of this Separation Agreement. Merkey further agrees that the Company has not violated any law, statute, rule, regulation or ordinance of the United States or of any state or political subdivision thereof, including, without limitation, the Age Discrimination in Employment Act, with respect to any aspect of Merkey's service with, or separation or resignation of employment from, the Company or with respect to any other matter whatsoever as of the time of execution of this Separation Agreement.

                                                               /s/ K. M.
                                                               -----------------
                                                               Initials

     (c) No Complaints or Charges Filed. Merkey represents that he has not filed any complaints or charges against the Company or its subsidiaries or affiliates with any local, state or federal agency or court related to Merkey's service with or separation or resignation from the Company, that Merkey will not do so at any time hereafter, relating to any action or events that predate the date hereof, and that if any such agency or court assumes jurisdiction of any such complaint or charge against the Company or its subsidiaries or affiliates on behalf of Merkey, Merkey will request such agency or court to withdraw from the matter.


     (d) Acknowledgement of Waiver of All Claims. Merkey expressly acknowledges that this Separation Agreement is intended to include in its effect, without limitation, all Claims which Merkey does not know or suspect to exist in Merkey's favor at the time of execution hereof, and that this Separation Agreement contemplates the extinguishment of any such Claim or Claims, as they may pertain to Merkey's service with or separation or resignation from the Company.


     (e) No Admission. This Separation Agreement shall not in any way be construed as an admission by either party of any wrongful conduct whatsoever against any person or party, and both parties specifically disclaim any liability to or wrongful conduct against any other person or party. It is acknowledged by each party that this Separation Agreement is mutually sought and for the benefit of each to resolve all disputed claims and controversies.

7.   Confidentiality and Non-solicitation.  In partial exchange for the
     ------------------------------------
consideration recited herein, Merkey hereby covenants and agrees as follows:

     (a) Merkey shall not disclose to any person or entity or use, at any time, any information not in the public domain or generally known in the industry, in any form, acquired by Merkey while employed by the Company or any predecessor to the Company's business, and relating to the Company, its subsidiaries or affiliates, including but not limited to information regarding customers, vendors, suppliers, trade secrets, training programs, manuals or materials, technical information, contracts, systems, procedures, mailing lists, know-how, trade names, improvements, price lists, financial or other data (including the revenues, costs or profits associated with any of the Company's services), business plans, code books, invoices and other financial statements, computer programs, software systems, databases, discs and printouts, plans (business, technical or otherwise), customer and industry lists, correspondence, internal reports, personnel files, sales and advertising material, telephone numbers, names, addresses or any other compilation of information, written or unwritten, which is or was used in the business of the Company or any subsidiaries or affiliates thereof. Merkey agrees and acknowledges that all of such information, in any form, and copies and extracts thereof, are and shall remain the sole and exclusive property of the Company. On or before the Termination Date, Merkey shall return to the Company the originals and all copies of any such information provided to or acquired by Merkey in connection with the performance of his duties for the Company, and shall return to the Company all files,

                                                               /s/ K. M.
                                                               -----------------
                                                               Initials
correspondence and/or other communications received, maintained and/or originated by Merkey during the course of his employment.

     (b) Merkey covenants that he will not, directly or indirectly, whether for his own account or the account of any other person or entity for a period commencing on the Termination Date and ending on December 31, 2001, solicit, employ or otherwise engage as an employee, independent contractor or otherwise, any person who is an employee, or is acting as an employee, independent contractor or agent of, the Company, its subsidiaries or affiliated companies, or in any manner induce or attempt to induce any such employee, independent contractor or agent of the Company, its subsidiaries or affiliated companies, to terminate his or her employment with the Company, its subsidiaries or affiliated companies.

     (c) The parties have entered into this Separation Agreement in good faith and for the reasons set forth in the recitals hereto and assume that this
Section is legally binding. If for any reason, this Section is not binding because of its term, then the parties agree that this Section shall be deemed effective for the longest period of time as may be legally enforceable. The parties hereto agree that: (i) the covenants and agreements of Merkey contained in this Section are reasonably necessary to protect the interests of the Company, (ii) the period of restriction contained in this Section is fair and reasonable and is not greater than is necessary for the protection of the Company in light of the substantial harm that the Company will suffer should Merkey breach any of the provisions of said covenants or agreements; (iii) the covenants and agreements of Merkey contained in this Section are material inducements for the Company to enter into this Separation Agreement; (iv) the nature, kind and character of the activities Merkey is prohibited to engage in are reasonable and necessary to protect the Company and (v) the Company's and its subsidiaries' business is international in scope, and the Company and its subsidiaries compete with other businesses that are or could be located throughout North America. Merkey hereby represents and warrants to the Company that, by reason of the abilities and experience of Merkey, the enforcement of the covenants and agreements set forth in this Section will not prevent Merkey from obtaining other suitable employment or earning a livelihood in his profession.

     (d) Merkey acknowledges that the rights and privileges granted to the Company in this Section are of special and unique character, which gives them a peculiar value, the loss of which may not be reasonably or adequately compensated for by damages in an action of law, and that a breach thereof by Merkey of this Section will cause the Company great and irreparable injury and damage. Accordingly, Merkey hereby agrees that the Company shall be entitled to remedies of injunction, specific performance or other equitable relief to prevent a breach of this Section by Merkey, without any requirement on the part of the Company to prove actual damages or to post or secure any bond (which requirements are hereby waived). This provision shall not be construed as a waiver of, and shall be in addition to, any other rights or remedies the Company may have for damages or otherwise.

8.   Voluntary Agreement.  Merkey represents and agrees that he has thoroughly
     -------------------
considered all aspects of this Separation Agreement and that he has been advised by the Company that he

                                                               /s/ K. M.
                                                               -----------------
                                                               Initials
should discuss any and all aspects of this matter with an attorney chosen by Merkey, that Merkey has carefully read and fully understands all of the provisions of this Separation Agreement and that Merkey is voluntarily entering into this Separation Agreement of his own free will, without coercion, and in exchange for the consideration recited herein. Merkey further understands that the Company is relying on this and all other representations he has made herein.

9.   Indemnification.
     ---------------

     (a) As a further material inducement to the Company to enter into this Separation Agreement, Merkey hereby agrees to indemnify and hold the Company harmless from and against all loss, cost, damage or expense, including, without limitation, attorneys' fees, incurred by the Company, arising out of (i) any breach or alleged breach of this Separation Agreement by Merkey, or (ii) Merkey's service with the Company.

     (b) As a further material inducement to Merkey to enter into this Separation Agreement, the Company hereby agrees to indemnify and hold Merkey harmless from and against all loss, cost, damage or expense, including, without limitation, attorneys' fees, incurred by Merkey, arising out of (i) any breach or alleged breach of this Separation Agreement by the Company, or (ii) Merkey's service with the Company.

10.  No Other Representations.  Merkey represents and acknowledges that in
     ------------------------
executing this Separation Agreement, Merkey does not rely and has not relied upon any representation or statements made by the Company or the Releasees or by any of the Company's or Releasees' agents, representatives or attorneys with regard to the subject matter, basis or effect of this Separation Agreement or otherwise, except as set out herein.

11.  Successors.  This Separation  shall be binding upon Merkey and the Company
     ----------
and upon their respective heirs, administrators, representatives, executors, successors and assigns, and shall enure to the benefit of Merkey, the Company and the Releasees and Merkey Releasees and each of them, and to their respective heirs, administrators, representatives, executors, successors and assigns. This Separation Agreement is personal to Merkey, and Merkey may not assign or transfer any interests in, or rights or benefits under, this Separation Agreement.

12.  Review; Revocation.  Merkey may revoke this Separation Agreement within
     ------------------
seven (7) days after Merkey's signing it, as evidenced by the date set forth on the signature page hereof. Revocation can be made by delivering a written notice of revocation to Mr. James Blanchard, 1690 Chantilly Drive, Atlanta, Georgia 30324. For such revocation to be effective, written notice must be received by Mr. Blanchard no later than 5:00 p.m. Eastern Time on the seventh
(7th) day after Merkey signs this Separation Agreement, as evidenced by the date set forth on the signature page hereof. If Merkey revokes this Separation Agreement, it shall not be effective or enforceable and Merkey will not receive the benefits, payment or rights described herein and shall immediately return or repay to the Company in full any benefits, payments or property described herein that he may already have received.

                                                               /s/ K. M.
                                                               -----------------
                                                               Initials

13.  Termination of Employment Agreement.  Effective as of the Termination Date,
     -----------------------------------
the Employment Agreement is terminated and shall be of no further force and effect.


14.  Notices.  Any notice required or permitted to be given under this
     -------
Separation Agreement shall be sufficient if in writing and if delivered by hand or by certified or registered mail or by a nationally recognized overnight delivery service, postage or other charges pre-paid, and addressed to: Richard
S. Merkey, III, at the address set forth in the Company's records (if such notice is addressed to Merkey), or to Mr. Ben Holcomb, 1690 Chantilly Drive, Atlanta, Georgia 30324 (if such notice is addressed to the Company), or such other address as may be designated by a party hereto in written notice to the other party hereto. Such notice shall be deemed to have been given or made on the date of delivery, if delivered by hand, or on the next following date if sent by mail or overnight delivery service.

15.  Default.  In the event of a default or breach by Merkey of this Separation
     -------
Agreement, then the payments, conveyances and benefits to or for the benefit of Merkey under Section 2 hereof, shall thereupon cease and be terminated (and this Separation Agreement shall otherwise remain in full force and effect). In addition, the Company shall have the right to pursue (i) such legal remedies as may be available to it to recover from Merkey any damages suffered by the Company, including attorneys' fees, as a result of such default or breach, and
(ii) any equitable remedy or action, including injunctive relief, as may be appropriate under the circumstances to protect the Company against or from such default or breach, or continuation thereof.

16.  Choice of Law; Attorneys' Fees.   This Separation Agreement is made and
     ------------------------------
entered into in the State of Georgia and shall, in all respects, be interpreted, enforced and governed under the laws of said State, without regard for the principles of conflicts of laws thereof. Any action or proceedings brought by a party seeking to enforce any provisions of, or based upon any right arising out of, this Separation Agreement may be brought against any of the parties hereto in the courts of the State of Georgia or, if it has or can acquire jurisdiction, in a United States District Court for the State of Georgia, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. If legal action is commenced by either party to enforce or defend its rights under this Separation Agreement, the prevailing party in such action shall be entitled to recover its costs and reasonable attorneys' fees in addition to any other relief granted.

17.  Miscellaneous.  The language of all parts of this Separation Agreement
     -------------
shall, in all cases, be construed as a whole, according to its plain meaning, and not strictly for or against any of the parties, and rules of interpretation or construction of contracts that would construe any ambiguity against the draftsman shall not apply. Should any provision of this Separation Agreement be declared or be determined by any court to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be part of this Separation Agreement. As used in this Separation Agreement, the singular or plural number shall be deemed to include the other whenever the context so indicates or requires. This Separation Agreement may be executed in two or more

                                                               /s/ K. M.
                                                               --------------
                                                               Initials
counterparts, each of which shall for all purposes be deemed to be an original but each of which, when so executed, shall constitute but one and the same instrument. This Separation Agreement sets forth the entire agreement between the parties hereto and fully supersedes any and all prior agreements or understandings between the parties hereto pertaining to the subject matter hereof. This Separation Agreement may not be changed orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought. The section and paragraph headings contained in this Separation Agreement are for convenience of reference, and shall not limit or control, or be used to construe, the meaning of any provision herein. Any delay or omission by any party hereto in exercising any right hereunder shall not operate as a waiver of such right.

PLEASE READ CAREFULLY. THIS SEPARATION AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

     WHEREFORE, to signify their agreement to the terms of this Separation Agreement, which consists of 10 typewritten pages, not including exhibits hereto, each of the parties hereto have executed this Separation Agreement on the date set forth immediately above such party's signature which appears below.

     EXECUTED this 5th day of April, 2000.



                                                 /s/ R. Kenneth Merkey
                                                 -------------------------------
                                                 R. Kenneth Merkey


Witness: /s/ Sharon S. Quaintance
         -----------------------------
Name:    Sharon S. Quaintance
         -----------------------------


     EXECUTED this 5th day of April, 2000.


                                       GRACE DEVELOPMENT, INC.


                                       By: /s/ James M. Blanchard
                                           ------------------------------------
                                       Name:  James M. Blanchard
                                       Title: President


Witness: /s/ James C. Foregger
         ---------------------


                                                               _________________
                                                               Initials

Name: James C. Foregger
      -------------------------
                                       GRACE DEVELOPMENT, INC.



                                       By: /s/ Ben Holcomb
                                           -------------------------------------
                                       Name:  Ben Holcomb
                                       Title: Chairman & CEO

                                                               _________________
                                                               Initials

                                   EXHIBIT 1

                                  Resignation
                                  -----------


                                                               /s/ K. M.
                                                               ----------------
                                                               Initials

                                  Resignation
                                  -----------


The Board of Directors
Grace Development, Inc.
1690 Chantilly Drive
Atlanta, Georgia 30324

Gentlemen:

     The undersigned, R. Kenneth Merkey, hereby resigns from any and all positions held by the undersigned as an officer of Grace Development, Inc., a Colorado corporation (the "Company"), and each of the subsidiaries and affiliates of the Company, such resignation to be effective as of 5:00 p.m. Eastern Time on March 23, 2000.

     EXECUTED and dated as of this 5th day of April, 2000.


                                    /s/ R. Kenneth Merkey
                                    ------------------------------
                                    R. Kenneth Merkey

                                                               /s/ K. M.
                                                               -----------------
                                                               Initials